October Shares; whereas 200,000 of the October Shares are being held at E*Trade, and the other 200,000 are in a certificate being held by KMA.

WHEREAS, the Parties, who were desirous of trying to resolve all disputes between them, entered into a SETTLEMENT DISCUSSION AGREEMENT;

WHEREAS, on June 19, 2006, the Parties entered into a non-binding Confidential and Privileged Settlement Term Sheet; and

WHEREAS, the Parties have agreed to resolve all disputes among them including but not limited to those in the Arbitration and in the Derivative Claim Letter and the Derivative Claim Response on the terms and conditions set forth below;

AGREEMENT

NOW, THEREFORE, for the reasons set forth above, in consideration of the terms and conditions set forth below, the receipt and adequacy of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. In exchange for the promises made by KMA, Jenkins, Giannetto and CF herein, including but not limited to, the release of claims in paragraph 6 below, and the promises contained in the Leak Out Agreement referenced herein and to be executed simultaneously herewith (attached as Exhibit A hereto):

a. SVXA shall issue the following shares of common stock of SVXA to the following persons or entities: 303,333 shares to KMA, issue date of January 18, 2006; 303,333 shares to Jenkins, issue date of January 18, 2006; and 303,334 shares to Giannetto, issue date of January 18, 2006 (collectively, the "January Shares"). The January Shares will be issued promptly after execution of this Agreement (but the Parties acknowledge that to get a certificate number(s) could

take approximately one week, with the certificates to follow thereafter). The January Shares will be restricted securities under Rule 144, and the certificate(s) representing the January Shares will be stamped with a "restricted" legend indicating that they are Rule 144 stock certificates and that they are also subject to the rights and restrictions set forth in the Leak Out Agreement of even date herewith and attached hereto as Exhibit A. The January Shares will be held in escrow, pursuant to an escrow agreement in the form attached hereto as Exhibit C, by Lowndes, Drosdick, Doster, Kantor & Reed, P.A.,215, North Eola Drive, Orlando, FL 32801 (the "Stock Escrow Agent"), until 35 days after the expiration of the Rule 144 one year holding period.

b. SVXA shall instruct the transfer agent (Transfer On-Line), by no later than July 5, 2006, to remove the "stops" placed on KMA's two certificates of 200,000 shares of common stock of SVXA (400,000 shares total, the "October Shares" defined above); provided however, the October Shares are and will be subject to the rights and restrictions set forth in the Leak Out Agreement of even date herewith and attached hereto as Exhibit A. KMA represents and warranties that it owns the October Shares in its own name and that it has not transferred, assigned or otherwise hypothecated the October Shares. KMA represents and warrants that 200,000 of the October Shares are being held in an E*Trade brokerage account, and the other 200,000 are in a certificate being held by KMA, which certificate KMA will immediately transfer to E* Trade. The October Shares will be held by E*Trade until 35 days after the execution of the Leak Out Agreement, and it is agreed that any buy back exchange under the Leak Out will be made by the Stock

Escrow Agent as provided by the escrow agreement in the form attached hereto as Exhibit C.

2. Jenkins and Giannetto shall reasonably cooperate with and assist SEAI with document and information requests from the Securities and Exchange Commission (the "SEC"), including providing documentation and supporting information requested by SVXA and/or the SEC. As part of Jenkins' and Giannetto's duty of reasonable cooperation, they shall immediately (by no later than 10 business days after the execution of this agreement) provide to SEAI the information they have provided to the SEC concerning a) the valuation of the Cali Holdings, Inc. portfolio companies upon divestiture as part of the Exchange Agreement, and b) Cali Holdings, Inc.'s issuance, on or about October 5, 2005, to KMA of 800,000,000 common shares of Cali Holdings, Inc. SEAI will agree to defray any reasonable out of pocket costs associated with the reasonable cooperation so long as Jenkins and Giannetto obtain prior approval of such cost(s); Jenkins and Giannetto are, however, completely responsible for their own attorney's fees.

3. Jenkins and Giannetto will reasonably cooperate with and assist SEAI in its dispute with Golden Gate Investors, Inc. ("Golden Gate"), which filed a complaint against SEAI and others in December 2005, in the Superior Court of the State of California, and such reasonable cooperation and assistance will include providing documentation and support to help SEAI resolve the dispute with Golden Gate. As part of Jenkins' and Giannetto's duty of reasonable cooperation, they shall immediately (by no later than 10 business days after the execution of this agreement) provide to SEAI whatever information they possess that shows or helps show that Golden Gate is not due the money or stock it claims in the California Superior Court action. SEAI will agree to defray any reasonable out of pocket costs associated with the

reasonable cooperation so long as Jenkins and Giannetto obtain prior approval of such costs; Jenkins and Giannetto are, however, completely responsible for their own attorney's fees.

4. Jenkins and Giannetto will reasonably cooperate with and assist SEAI in its dispute with an individual named Brent Romney, who entered into two debentures with Cali Holdings, Inc. in May 2005, and has made demand on the debentures by demanding that SEAI either convert his debentures to SEAI stock or to be paid an alleged balance due. Such reasonable cooperation and assistance will include providing documentation and support to help SEAI resolve the dispute with Brent Romney. As part of Jenkins' and Giannetto's duty of reasonable cooperation, they shall immediately (by no later than 10 business days after the execution of this agreement) provide to SEAI whatever information they possess that shows or helps show that Brent Romney is not due the money or stock he claims. SEAI will agree to defray any reasonable out of pocket costs associated with the reasonable cooperation so long as Jenkins and Giannetto obtain prior approval of such costs; Jenkins and Giannetto are, however, completely responsible for their own attorney's fees.

5. SEAI shall deliver to KMA, by no later than 5 business days after the execution of this Agreement, a letter in the form attached hereto as Exhibit B. Provided however, the Parties acknowledge and agree that Exhibit B is not an admission by SEAI of any liability to KMA, Jenkins and Giannetto with respect to the second installment payment of $300,000 under the Exchange Agreement or otherwise, which liabilities are released in their entirety by this Settlement Agreement.

6. In further consideration for this Settlement Agreement, KMA, Jenkins, Giannetto, and CF for themselves, and their heirs, successors, assigns, parents, subsidiaries, affiliates, predecessors, partners, agents, representatives, and attorneys (the "KMA/Jenkins/Giannetto

Releasors") hereby release and forever discharge SEAI, its parents, subsidiaries, affiliates, predecessors, successors, assigns, partners, agents, representatives, and attorneys (the "SEAI Releasees"), of and from any and all actions and manner of action, cause and causes of action, suits, debts, promissory notes, dues, sums of money, claims for attorneys fees and costs and prejudgment interest, accounts, reckonings, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims (including claims of a derivative nature) and demands whatsoever, in law or in equity, which the KMA/Jenkins/Giannetto Releasors now have, hereafter can, shall or may have against the SEAI Releasees for, upon, or by reason of any matter, cause or thing from the beginning of the world to the date of this Settlement Agreement, including but not limited to, a) any and all claims asserted or which could have been asserted in the Arbitration and in the Derivative Claim Letter and the Derivative Claim Response, and b) any and all claims arising out of the Exchange Agreement. Provided however, that while this release is a complete release of all claims of the KMA/Jenkins/Giannetto Releasors relating to an October 17, 2005 Promissory Note and Security Agreement (a copy of which is attached hereto as Exhibit D), it is intended that the rights of the transferee of said note (MAC Partners, LP) against Venture Planning Inc. and/or Peter Knollenberg, the borrower under said note, whatever those rights may be, are to be preserved and not negatively impacted by this Settlement Agreement or this release; provided further, this Release is not a release or waiver of any rights, obligations, claims, demands, causes of action or liabilities relating to the enforcement of the terms and covenants contained in this Settlement Agreement, the Leak Out Agreement attached hereto as Exhibit A, and/or the Escrow Agreement attached hereto as Exhibit C. It is specifically acknowledged and agreed that the KMA/Jenkins/Giannetto Releasors include Intra Global LLC. The KMA/Jenkins/Giannetto

Releasors represent and warrant that they are not aware of any claims, threatened claims or potential claims by any third parties against SEAI other than the Golden Gate and Brent Romney claims referenced in paragraphs 3 and 4 above.

7. In further consideration for this Settlement Agreement, SEAI for itself and its successors, assigns, parents, subsidiaries, affiliates, predecessors, partners, agents, representatives, and attorneys (the "SEAI Releasors") hereby release and forever discharge KMA, Jenkins, Giannetto, and CF, and their heirs, successors, assigns, parents, subsidiaries, affiliates, predecessors, partners, agents, representatives, and attorneys (the "KMA/Jenkins/Giannetto Releasees"), of and from any and all actions and manner of action, cause and causes of action, suits, debts, promissory notes, dues, sums of money, claims for attorneys fees and costs and prejudgment interest, accounts, reckonings, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims (including claims of a derivative nature) and demands whatsoever, in law or in equity, which the SEAI Releasors now have, hereafter can, shall or may have against the KMA/Jenkins/Giannetto Releasees for, upon, or by reason of any matter, cause or thing from the beginning of the world to the date of this Settlement Agreement, including but not limited to, a) any and all claims asserted or which could have been asserted in the Arbitration and in the Derivative Claim Letter and the Derivative Claim Response, and b) any and all claims arising out of the Exchange Agreement. Provided however, this Release is not a release or waiver of any rights, obligations, claims, demands, causes of action or liabilities relating to the enforcement of the terms and covenants contained in this Settlement Agreement, the Leak Out Agreement attached hereto as Exhibit A, and/or the Escrow Agreement attached hereto as Exhibit C.

8. Simultaneously herewith, KMA, Jenkins, Giannetto and SEAI or their counsel will execute and file a joint stipulation of for entry of an Arbitration Decree that provides for a dismissal with prejudice of all pending and unasserted claims and counterclaims between KMA/Jenkins/Giannetto and SEAI, and expressly calls for a reservation of jurisdiction in the Florida Court that will confirm the arbitration decree of the settlement. The arbitration decree shall further call for the dismissal and closure of the arbitration, without costs or attorney's fees being taxed to either side. The Parties acknowledge that the prior pendency of the Arbitration in Florida confers jurisdiction upon the Florida Courts to enforce the Settlement Agreement, at the option of either party, and KMA/Jenkins/Gianetto agree to bear the Court filing fee associated with the same. SEAI agrees to respond to the Petition to Confirm Arbitration Decree by agreeing to entry of an Final Order Approving Arbitration Decree in a form acceptable to counsel for the Parties, but SEAI shall otherwise not be required to appear in that Florida proceeding unless and until a motion to enforce the Court approved Settlement Agreement is brought by any Party.

9. By entering into this Settlement Agreement, the Parties are not admitting liability or responsibility on the part of any party, and nothing contained herein should be construed as an admission of liability, which is expressly denied by all parties to this Settlement Agreement. The Parties are entering into this Settlement Agreement to avoid the uncertainty, expense and burden of further litigation.

10. The Parties agree that this Settlement Agreement constitutes the entire agreement between them as to the subject matters addressed herein, and if any provision of this Settlement Agreement is held to be invalid, the remaining provisions shall remain in full force and effect.

11. This Settlement Agreement has been prepared jointly by the Parties hereto with the advice of their attorneys and no ambiguity in the language of this Settlement Agreement shall be construed against either party.

12. This Settlement Agreement may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any right under this Settlement Agreement or of any breach of this Settlement Agreement shall not constitute a waiver of any other right or of any other future breach.

13. This Agreement may be executed in counterparts and transmitted by facsimile transmission, and each of such counterparts, whether an original or facsimile of an original, will be deemed to be an original and all of such counterparts together will constitute a single agreement.

14. The Parties to this Settlement Agreement represent that: (1) the persons signing below have the right and authority to execute this Settlement Agreement; (2) no action, suit or proceeding is pending or contemplated which would seek to prevent the carrying out of this Settlement Agreement; and (3) they have not heretofore assigned, transferred or purported to assign or transfer any claims against any other party to this Settlement Agreement or covered by the general releases herein except as specifically referenced herein.

15. KMA represents that KMA Capital Partners, Ltd. merged into KMA Capital Partners, Inc. on March 10, 2006.

IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement on the date set forth above.

SOVEREIGN EXPLORATION ASSOCIATES
INTERNATIONAL, INC.

By:________________________________
Its: ________________________________

____
JIM JENKINS

____
CHARLES GIANNETTO

KMA Capital Partners, Inc.

By:________________________________
Its: ________________________________

KMA Capital Partners, Ltd.:

By:________________________________
Its: ________________________________

CF Holdings, LLC

By:________________________________
Its: ________________________________

By:______________________________
Its: ______________________________

____
JIM JENKINS

____
CHARLES GIANNETTO

KMA Capital Partners, Inc.

By:______________________________
Its: ______________________________

KMA Capital Partners, Ltd.:

By: [signature]
Its: [handwritten]

CF Holdings, LLC

By:______________________________
Its: ______________________________

By: ____________________
Its: ____________________

JIM JENKINS

CHARLES GIANNETTO

KMA Capital Partners, Inc.

By: ____________________
Its: PRESIDENT

KMA Capital Partners, Ltd.:

By: ____________________
Its: ____________________

CF Holdings, LLC

By: ____________________
Its: Corp Sec